KBW Investor Conference F E B R U A R Y 2 0 1 6

Growth in HLI Mid-Cap M&A Market Share 2 1. Based on fiscal year 2011 through nine-months YTD 2015 (annualized). 2. Based on fiscal year ended March 31, 2012 through 2015. Source: Thomson Reuters; excluded Buybacks, Recaps and Minority Investments. 3. Based on fiscal year ended March 31, 2012 through 2015. Growth Rate (0%) 6% 6% 8% (3%) 11% 6% 4% 38% 6% (5%) 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2012 2013 2014 2015 YTD 12/31/15 U.S. M&A Closed Deals Under $1BN² HLI M&A Closed Deals³

HLI Financial Sponsor Activity in Bull and Bear Markets 3 Source: Preqin Private Equity Research, based on global market.  386 – Average annual new private equity firms (2011-2015)  6% – CAGR in private equity dry powder (2011-2015)  30%-60% – HLI average annual revenues from sponsors (2005-2015)  HLI Private Equity Focus – M&A, Financings, Business Valuations  HLI Hedge Fund Focus – Restructuring, Portfolio Valuations

HLI Financial Restructuring Activity 4 Change in Number of Active Engagements¹ Trough-to-Peak Revenue Growth 180% 230% Unknown 2000 – 2004 2006 – 2010 2015 – ? 1. Represents the number of restructuring engagements that are active but does not represent dollar backlog. Note: Based on fiscal year data. 75% 100% 125% 150% 175% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015